Exhibit 99.2

Liquidia Announces Pricing of Public Offering of Common Stock

MORRISVLLE, N.C., April 12, 2022 - Liquidia Corporation (NASDAQ: LQDA) (“Liquidia”) announced the pricing of an underwritten public offering of 9,803,922 shares of its common stock at a public offering price of $5.10, for total gross proceeds of approximately $50.0 million, before deducting underwriting discounts and commissions and expenses payable by Liquidia. All of the shares in the offering will be sold by Liquidia. In addition, Liquidia has granted the underwriters a 30-day option to purchase up to an additional 1,470,588 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on April 18, 2022, subject to customary closing conditions.

BofA Securities is acting as the sole book-running manager for the offering. Needham & Company and BTIG are acting as lead managers.

The shares of common stock described above are being offered by Liquidia pursuant to its shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Liquidia with the Securities and Exchange Commission (the “SEC”) on December 16, 2020, and declared effective by the SEC on December 23, 2020. The proposed offering will be made only by means of a written prospectus and prospectus supplement that form part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering were filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available at the SEC’s website located at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255, or via email: dg.prospectus_requests@bofa.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Liquidia Corporation

Liquidia Corporation is a biopharmaceutical company focused on the development and commercialization of products in pulmonary hypertension and other applications of its PRINT® Technology. The company operates through its two wholly owned subsidiaries, Liquidia Technologies, Inc. and Liquidia PAH, LLC. Liquidia Technologies has developed YUTREPIA™ (treprostinil) inhalation powder for the treatment of pulmonary arterial hypertension (PAH). Liquidia PAH provides the commercialization for rare disease pharmaceutical products, such as generic Treprostinil Injection.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to, statements relating to Liquidia's expectations regarding the completion of the public offering. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including, but not limited to, the risk that Liquidia may be unable to complete the proposed public offering on the anticipated terms or at all, and the other risks identified in Item 1A under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 17, 2022. Except as required by law, Liquidia does not undertake any obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

Contact Information

Media & Investors:
Jason Adair
Senior Vice President, Corporate Development and Strategy

919.328.4400
jason.adair@liquidia.com